EXHIBIT 99.1

Midway Drills 50 Meters of 1.3 gpt Gold at Gold Rock, Nevada

February 21, 2012

Denver, Colorado – Midway Gold Corp. ("Midway" or the "Company") (MDW:TSX-V; MDW:NYSE-AMEX) announces that drilling on its Gold Rock Project, White Pine County, Nevada intercepted 50 meters of 1.37 grams per tonne (gpt) gold including 8 meters of 4.4 gpt gold in core hole GR11-23c. Drilling also intercepted 45 meters of 1.44 gpt gold including 3 meters of 4.8 gpt gold and 4.4 meters of 3.9 gpt gold in GR11-14c, and 30 meters of 1.34 gpt gold including 16 meters of 2.1 gpt gold in GR11-29. These final results from the 2011 drilling program continue to confirm the expected grade and location of this bulk tonnage, Carlin-style, sediment-hosted gold mineralization defined by historical drilling. Drill intercepts are listed in the table below.

Core holes that twinned adjacent reverse circulation (RC) holes show very good correlation in intercept thickness and average grade. The core holes GR11-23c and GR11-25c intercepted better gold grades than in the RC holes as shown in the twin hole comparison table below.  Another core hole, GR11-14c, intercepted thicker gold mineralization with similar higher grade zones as seen in the RC twin.

Ken Brunk, Midway’s President and COO said “Our 2011 drilling verified the gold mineralization adjacent to the Easy Junior pit and along strike to the north and south. The results from the three pairs of twin holes are a robust confirmation of the RC drilling. Validation of the historic data is being conducted independently and will be included in a new NI 43-101 resource estimate in progress. We believe the Gold Rock gold deposit is comparable in size to our nearby Pan gold deposit, but with a potentially higher average grade.  We are planning an aggressive drill program for 2012 to establish the size and grade of the deposit and to put the project on a course for mine development.”

Significant Drill Hole Assay Intercepts
Gold Rock Project, Nevada

Hole	Type	From (m)	To (m)	Length (m)	Grade (gpt)	Comment
GR11-13C	core			No Significant intercept
GR11-14C	core	63.7	109.3	45.6	1.44	Twin of GR11-05
Includes:				3.0	4.87
and				4.4	3.94
GR11-15C	core	209.4	230.1	20.7	0.41
GR11-18	RC	106.7	166.1	59.4	0.34
GR11-19	RC	114.3	121.9	7.6	0.65
GR11-23C	core	53.3	103.9	50.6	1.37	Twin of GR11-11
Includes:				8.2	4.42
		187.5	199.6	12.2	0.62
GR11-24C	core			No Significant intercept
GR11-25C	core	106.7	161.2	54.6	0.55	Twin of GR11-18
Includes:				27.1	0.79
GR11-27	RC	178.3	189.0	10.7	0.21
GR11-28	RC	179.8	246.9	67.1	0.58
GR11-29	RC	192.0	222.5	30.5	1.34
Includes:				16.8	2.16
GR11-30	RC			No Significant intercept
GR11-31	RC			No Significant intercept

Reverse circulation drilling was conducted by O’Keefe Drilling of Butte, Montana and National Drilling of Elko, Nevada. Core drilling was conducted by KB Drilling of Carson City, Nevada. Samples were assayed by ALS-Chemex Labs, in Sparks, Nevada by 30-gram fire assays. Results reported represent thickness along the trace of the drill hole and do not necessarily represent true thickness.

Midway’s 2011 Gold Rock drill program was part of a two-stage verification program designed to confirm a 2,500 meter long gold zone that Midway geologists identified from historic drill results by past operators.  Verification drilling included 20,900 feet in 25 RC holes and 5,155 feet in 6 core holes. A detailed evaluation of historic drill hole survey locations, confirmation of assay results, and review of geology and alteration are in progress as part of 43-101 resource estimate currently in progress.

Twin Hole Comparisons
Gold Rock Project, Nevada
Hole	Type	From (m)	To (m)	Length (m)	Grade (gpt)	Comment
GR11-05	RC	62.5	96.0	33.5	2.06	Previously reported
Includes:				7.6	4.18
GR11-14C	core	63.7	109.3	45.6	1.44	Twin of GR11-05
Includes:				3.0	4.87
and				4.4	3.94

GR11-11	RC	51.8	96.0	44.2	0.96	Previously reported
GR11-23C	core	53.3	103.9	50.6	1.37	Twin of GR11-11
Includes:				8.2	4.42

GR11-18	RC	106.7	166.1	59.4	0.34
GR11-25C	core	106.7	161.2	54.6	0.55	Twin of GR11-18
Includes:				27.1	0.79

Core-RC pairs GR11-07 & GR11-15c and GR11-29 & GR11-13C deviated away from each other down the hole to such a degree that they do not represent a true twin test at the depth of the intercept.

Gold Rock is 8 km southeast of Midway’s Pan Project and appears to contain similar host rocks and similar styles of gold mineralization. A 1988 historical report of the resource around the Easy Junior open pit mine estimates 344,770 oz gold in 13.5 million tonnes of 0.8 gpt gold (NI 43-101 Technical Report dated March 28, 2011).  A Qualified Person has not done sufficient work to classify the historical estimate as a current NI43-101 compliant mineral resource. Midway is not treating the historical estimate as a current mineral resource and the historical estimate should not be relied upon.

Map of Drill Hole Locations
Gold Rock Project, Nevada

This release has been reviewed and approved by Mr. William S. Neal (M.Sc. and CPG), Vice President of Geological Services, and a "Qualified Person" as that term is defined in NI 43-101.

ON BEHALF OF THE BOARD
“Kenneth A. Brunk”
Kenneth A. Brunk, President, COO and Director

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build, and operate gold mines in a manner accountable to all stakeholders while producing an acceptable return to its shareholders.  For more information about Midway, please visit our website at www.midwaygold.com or contact R.J. Smith, Vice President of Administration, at (877) 475-3642 (toll-free).

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended work plans for the projects and resource estimates. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of the Company's intended work plans for the projects, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.

Cautionary note to U.S. investors concerning estimates of reserves and resources: This press release and the technical report referred to in this press release use the terms "resource", "reserve", "measured resources", "indicated resources" and "inferred resources", which are terms defined under Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system. Estimates of mineral resources in this press release and in the technical report referred to in this press release have been prepared in accordance with NI 43-101 and such definitions differ from the definitions in U.S. Securities and Exchange Commission ("SEC") Industry Guide 7. Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. Mineral resources are not mineral reserves and do not have demonstrated economic viability. We advise investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves as defined in the SEC's Guide 7. In addition, "inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. U.S. investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally minable. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures. It cannot be assumed that all or any part of mineral deposits in any of the above categories will ever be upgraded to Guide 7 compliant reserves. Accordingly, disclosure in this press release and in the technical reports referred to in this press release may not be comparable to information from U.S. companies subject to the reporting and disclosure requirements of the SEC.